EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-70878, 33-94350, 333-05737, 333-24577 and 333-37733 on Form S-8 and 333-20029
on Form S-4 of Watson Pharmaceuticals, Inc. of our report dated February 4, 1998 (relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries) appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 16, 1998